EXHIBIT 21

              Subsidiaries of American HealthChoice, Inc.

                    Subsidiary                           Clinic
                    ----------                           ------
  1 AHC Chiropractic Clinics, Inc., a Texas     Bandera, Wurzbach, San Pedro,
        corporation                               Corpus Christi, San Benito,
                                                  Laredo & Katy Chiropractic

     AHC Physicians Corporation, Inc.,          San Pedro & Southcross medical
       a Texas corporation

     AHC Physicians Corporation, Inc.,          Inactive
       a Georgia corporation

     Total Medical Diagnostics, Inc.,           Inactive
       a Delaware corporation

     Nationwide Sports and Injury, Inc.,        Bandera Physical therapy
       a Texas corporation

     United Chiropractic Clinics of Uptown,     Uptown
       Inc., a Louisiana corporation

     New Orleans East Chiropractic Clinics,     New Orleans East
       Inc., a Louisiana corporation

     AHC Clinic Management, L.L.C.,             Inactive
        a Texas limited liability company

     AHI Management, Inc.,                      Corporate office
       a Texas corporation

     Diagnostic Services, Inc.,                 Inactive
       a Texas corporation

     Katy Sports Injury and Rehab,              Inactive
       Incorporated, a Texas corporation

     Pacific Chiropractic (San Pedro),          Inactive
       Incorporated, d/b/a United Chiropractic
       Clinic, a Texas corporation

     Apple Chiropractic Clinic of Wurzbach,     Inactive
       Incorporated, a Texas corporation

     Valley Family Health Center, L.L.C.,       Valley Family chiropractic
       a Texas limited liability company